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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 23, 2002

                              CONVERGYS CORPORATION
             (Exact name of registrant as specified in its charter)


                     Ohio                                 1-4379                         31-1598292
         (State or other jurisdiction            (Commission File Number)               (IRS Employer
              of incorporation)                                                      Identification No.)

            201 East Fourth Street
               Cincinnati, Ohio                                                             45202
   (Address of principal executive offices)                                              (Zip Code)


         Registrant's telephone number, including area code: (513) 723-7000







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FORM 8-K                                                  CONVERGYS CORPORATION


ITEM 5.   OTHER EVENTS.

          On July 23, 2002, Convergys Corporation announced that its Board of Directors authorized the Company to expand its corporate repurchase program from 10 million to 15 million common shares, such repurchases to occur, through open market and privately negotiated transactions, from time to time as market and business conditions warrant. As of June 30, 2002 Convergys had repurchased about
3.9 million common shares. Convergys currently has approximately 173 million common shares outstanding.

















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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONVERGYS CORPORATION



                                   By:  /s/ William H. Hawkins II
                                       -----------------------------------------
                                            William H. Hawkins II
                                            General Counsel and Secretary



Date:  July 29, 2002